Exhibit 99.1
IR INQUIRIES:
Charles Messman
Investor Relations
949-362-5800
IR@smithmicro.com

Smith Micro Reports Fourth Quarter and Fiscal Year 2022 Financial Results
PITTSBURGH, PA, March 9, 2023 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its fourth quarter and fiscal year ended December 31, 2022.
“We made significant progress during 2022 toward the unification of our Digital Family Lifestyle business onto a single platform, resulting in a far superior, best-in-class solution,” said William W. Smith, Jr., President, CEO and Chairman of the Board of Smith Micro. “As we near completion of migration activities, we are focusing on partnering with our customers in growing revenues and returning the Company to profitability.”

Mr. Smith concluded, “We are currently taking steps to significantly reallocate resources and will be taking further actions in the very near term to streamline our costs. As such, we expect to reduce our expenses by a further $4 million per quarter from our fourth quarter 2022, with our goal to have it completed by the end of the second quarter, but no later than the end of the third quarter of this year, and as a result to reach profitability in the same timeframe.”
Fourth Quarter 2022 Financial Results
Smith Micro reported revenue of $11.4 million for the quarter ended December 31, 2022, compared to $14.7 million reported in the quarter ended December 31, 2021.
Gross profit for the quarter ended December 31, 2022 was $8.1 million, compared to $10.6 million for the quarter ended December 31, 2021.
Gross profit as a percentage of revenue was 71 percent for the quarter ended December 31, 2022, compared to 72 percent for the quarter ended December 31, 2021.
GAAP net loss for the quarter ended December 31, 2022 was $8.0 million, or $0.14 loss per share, compared to GAAP net loss of $4.0 million, or $0.07 loss per share, for the same period in 2021.
Non-GAAP net loss for the quarter ended December 31, 2022 was $4.3 million, or $0.08 loss per share, compared to non-GAAP net loss of $2.4 million, or $0.04 loss per share, for the quarter ended December 31, 2021. Non-GAAP net loss excludes the items noted below under "Non-GAAP Measures".

Smith Micro Software Fourth Quarter 2022 Financial Results	Page 2
Fiscal Year 2022 Financial Results
Smith Micro reported revenue of $48.5 million for the year ended December 31, 2022, compared to $58.4 million reported in the year ended December 31, 2021.
Gross profit for the year ended December 31, 2022 was $34.3 million compared to $45.7 million reported for the same period in 2021.
Gross profit as a percentage of revenue was 71 percent for the year ended December 31, 2022 compared to 78 percent for the year ended December 31, 2021.
GAAP net loss for the year ended December 31, 2022 was $29.3 million, or $0.53 loss per share, compared to GAAP net loss of $31.0 million, or $0.61 loss per share, for the same period in 2021.
Non-GAAP net loss for the year ended December 31, 2022 was $18.8 million, or $0.34 loss per share, compared to non-GAAP net loss of $2.2 million, or $0.04 loss per share, for the year ended December 31, 2021. Non-GAAP net loss excludes the items noted below under "Non-GAAP Measures".
Total cash and cash equivalents as of December 31, 2022 were $14.0 million.
Non-GAAP Measures

To supplement our financial information presented in accordance with GAAP, the Company considers, and has included in this press release, certain non-GAAP financial measures and a non-GAAP reconciliation from GAAP gross profit, net (loss) income before taxes, and net (loss) income to the following non-GAAP metrics: non-GAAP net (loss) income, and non-GAAP diluted (loss) earnings per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangible assets, fair value adjustments, note and stock offering fees and amortization, personnel severance and reorganization activities, CFO transition costs, acquisition costs, and non-development intellectual property costs. Additionally, since the Company currently has federal and state net operating loss carryforwards that can be utilized to reduce future cash payments for income taxes, these non-GAAP adjustments have not been tax effected, and the resulting income tax expense reflects actual taxes paid or accrued during each period. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net (loss) income and net (loss) income on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.
Investor Conference Call
Smith Micro will hold an investor conference call today, March 9, 2023, at 4:30 p.m. ET, to discuss the Company’s fourth quarter and fiscal year 2022 financial results. To access the call, dial 1-844-701-1164; international participants can call 1-412-317-5492. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. An internet webcast is available at https://event.choruscall.com/mediaframe/webcast.html?webcastid=5ljkLiMb. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

Smith Micro Software Fourth Quarter 2022 Financial Results	Page 3
About Smith Micro Software, Inc.
Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing, and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.
Smith Micro, the Smith Micro logo and SafePath are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results within the meaning of the Private Securities Litigation Reform Act, including statements related to our financial prospects, goals and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are delays in our ability to fully execute on our expense reduction plans due to statutory and other requirements, reduction in revenue from a terminating customer agreement earlier or at a more rapid rate than expected, the risk of harm to our business resulting from our cost reduction efforts, customer concentration, given that the majority of our sales depend on a few large customer relationships, delay or failure of our customers to accept and deploy our products and services or new or upgraded versions thereof, delay or failure of our customers’ end users to adopt our products and services or new or upgraded versions thereof, the impact of the COVID-19 pandemic on our business and financial results, changes in demand for our products from our customers and their end users, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies and customer acceptance and timing of deployment of those technologies, our ability to compete effectively with other software and technology companies, and the existence and terms of our convertible notes and related agreements, including that they may restrict our ability to obtain additional financing, and adversely affect our business, financial condition and cash flows from operations in the future. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Fourth Quarter 2022 Financial Results	Page 4

Smith Micro Software, Inc.
Consolidated Balance Sheets
(in thousands except share and par value data)

	December 31, 2022	December 31, 2021
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$14,026	$16,078
Accounts receivable, net of allowance for doubtful accounts and other adjustments of $3 and $2 (2022 and 2021, respectively)	10,501	10,590
Prepaid expenses and other current assets	1,983	1,988
Total current assets	26,510	28,656
Equipment and improvements, net	1,498	2,698
Right-of-use assets	3,722	4,866
Other assets	490	620
Intangible assets, net	36,320	42,631
Goodwill	35,041	35,041
Total assets	$103,581	$114,512
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,236	$3,301
Accrued payroll and benefits	3,883	4,055
Current operating lease liabilities	1,441	1,400
Other current liabilities	1,589	612
Current portion of convertible notes payable	9,007	—
Derivative liabilities	1,575	—
Total current liabilities	20,731	9,368
Non-current liabilities:
Warrant liabilities	3,317	—
Operating lease liabilities	2,976	4,467
Deferred tax liabilities, net	178	117
Total non-current liabilities	6,471	4,584
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 56,197,910 and 54,259,390 shares issued and outstanding at December 31, 2022 and 2021, respectively	56	54
Additional paid-in capital	357,875	352,779
Accumulated comprehensive deficit	(281,552)	(252,273)
Total stockholders’ equity	76,379	100,560
Total liabilities and stockholders' equity	$103,581	$114,512

Smith Micro Software Fourth Quarter 2022 Financial Results	Page 5

Smith Micro Software, Inc.
Consolidated Statement of Operations
(in thousands except share data)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$11,405	$14,679	$48,513	$58,422
Cost of revenues	3,328	4,103	14,210	12,698
Gross profit	8,077	10,576	34,303	45,724
Operating expenses:
Selling and marketing	3,196	3,153	12,887	11,581
Research and development	6,732	7,137	29,870	26,197
General and administrative	3,764	4,146	16,161	17,920
Change in fair value of contingent consideration	—	—	—	12,864
Amortization of intangible assets	1,545	142	6,312	8,100
Total operating expenses	15,237	14,578	65,230	76,662
Operating loss	(7,160)	(4,002)	(30,927)	(30,938)
Other income (expense):
Change in fair value of warrant and derivative liabilities	1,212	—	4,669	—
Interest (expense) income, net	(1,782)	9	(2,680)	34
Other (expense) income, net	(125)	41	(115)	76
Loss before provision for income taxes	(7,855)	(3,952)	(29,053)	(30,828)
Provision for income tax expense	148	56	226	215
Net loss	$(8,003)	$(4,008)	$(29,279)	$(31,043)

Loss per share:
Basic and diluted	$(0.14)	$(0.07)	$(0.53)	$(0.61)

Weighted average shares outstanding:
Basic and diluted	56,228	54,454	55,422	51,232

Smith Micro Software Fourth Quarter 2022 Financial Results	Page 6

Smith Micro Software, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(audited)	(unaudited)	(audited)
Operating activities:
Net loss	$(8,003)	$(4,008)	$(29,279)	$(31,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,805	466	7,556	9,338
Non-cash lease expense	987	341	1,144	1,160
Non-cash transaction costs including amortization	1,902	—	3,324	—
Change in fair value	(1,212)	—	(4,669)	12,864
Provision for doubtful accounts	—	8	—	5
Provision for excess and obsolete inventory	—	—	—	(97)
Stock based compensation	1,099	1,226	4,948	4,848
Deferred income taxes	61	58	61	58
Gain (loss) on disposal of assets	(27)	(14)	4	(14)
Changes in operating accounts:
Accounts receivable	(1,023)	1,987	85	7,938
Prepaid expenses and other assets	(908)	(69)	(25)	(268)
Accounts payable and accrued liabilities	215	(14,661)	(2,570)	(16,309)
Other liabilities	321	(525)	160	(1,396)
Net cash used in operating activities	(4,783)	(15,191)	(19,261)	(12,916)
Investing activities:
Acquisitions, net	—	—	—	(56,865)
Capital expenditures, net	36	(92)	(49)	(830)
Other investing activities	70	118	164	192
Net cash provided by (used in) investing activities	106	26	115	(57,503)
Financing activities:
Proceeds from notes and warrants offering	—	—	15,000	—
Proceeds from stock and warrants offering	—	—	3,000	59,711
Stock, notes, and warrants offering costs	—	—	(1,227)	—
Payments related to contingent consideration	—	(1,136)	—	(1,136)
Proceeds from exercise of common stock warrants	—	—	—	2,066
Proceeds from financing arrangements	—	—	1,541	—
Repayments of financing arrangements	(300)	—	(1,278)	—
Other financing activities	2	7	58	102
Net cash provided by financing activities	(298)	(1,129)	17,094	60,743
Net decrease in cash and cash equivalents	(4,975)	(16,294)	(2,052)	(9,676)
Cash and cash equivalents, beginning of year	$19,001	$32,372	$16,078	$25,754
Cash and cash equivalents, end of year	$14,026	$16,078	$14,026	$16,078

Smith Micro Software Fourth Quarter 2022 Financial Results	Page 7

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited
	GAAP	Stock Compensation	Intangibles Amortization	Fair Value Adjustments	Notes and Stock Offering Fees and Amortization	Personnel Severance and Reorganization Activities	CFO Transition Costs	Acquisition Costs	Non-GAAP
Three Months Ended December 31, 2022
Gross profit	$8,077	$—	$—	$—	$—	$—	$—	$—	$8,077
Selling and marketing expenses	3,196	(186)	—	—	—	(68)	—	—	2,942
Research and development expenses	6,732	(274)	—	—	—	(364)	—	—	6,094
General and administrative expenses	3,764	(639)	—	—	—	(184)	—	—	2,941
Amortization of intangible assets	1,545	—	(1,545)	—	—	—	—	—	—
Total operating expenses	15,237	(1,099)	(1,545)	—	—	(616)	—	—	11,977

(Loss) income before provision for income taxes	(7,855)	1,099	1,545	(1,212)	1,661	616	—	—	(4,146)
Net (loss) income	(8,003)	1,099	1,545	(1,212)	1,661	616	—	—	(4,294)
(Loss) earnings per share: basic and diluted	(0.14)	0.02	0.03	(0.02)	0.03	0.01	—	—	(0.08)

Three Months Ended December 31, 2021
Gross profit	$10,576	$—	$—	$—	$—	$—	$—	$—	$10,576
Selling and marketing expenses	3,153	(239)	—	—	—	—	—	—	2,914
Research and development expenses	7,137	(260)	—	—	—	—	—	—	6,877
General and administrative expenses	4,146	(727)	—	—	—	—	(179)	—	3,159
Change in fair value of contingent consideration	—	—	—	—	—	—	—	(12,864)	—
Amortization of intangible assets	142	—	(142)	—	—	—	—	—	—
Total operating expenses	14,578	(1,226)	(142)	—	—	—	(179)	(12,864)	12,950

(Loss) income before provision for income taxes	(3,952)	1,226	142	—	—	—	179	12,864	(2,324)
Net (loss) income	(4,008)	1,226	142	—	—	—	179	12,864	(2,380)
(Loss) earnings per share: basic and diluted	(0.07)	0.02	—	—	—	—	—	0.24	(0.04)
Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Fourth Quarter 2022 Financial Results	Page 8

Smith Micro Software, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands, except per share data) - unaudited
	GAAP	Stock Compensation	Intangibles Amortization	Fair Value Adjustments	Notes and Stock Offering Fees and Amortization	Personnel Severance and Reorganization Activities	CFO Transition Costs	Acquisition Costs	IP-related Costs	Non-GAAP
Year Ended December 31, 2022
Gross profit	$34,303	$2	$—	$—	$—	$—	$—	$—	$—	$34,305
Selling and marketing expenses	12,887	(522)	—	—	—	(837)	—	—	—	11,528
Research and development expenses	29,870	(1,082)	—	—	—	(364)	—	—	—	28,424
General and administrative expenses	16,161	(2,764)	—	—	(630)	(184)	—	—	—	12,583
Amortization of intangible assets	6,312	—	(6,312)	—	—	—	—	—	—	—
Total operating expenses	65,230	(4,368)	(6,312)	—	(630)	(1,385)	—	—	—	52,535

(Loss) Income before provision for income taxes	(29,053)	4,370	6,312	(4,669)	3,083	1,385	—	—	—	(18,572)
Net (loss) income	(29,279)	4,370	6,312	(4,669)	3,083	1,385	—	—	—	(18,798)
(Loss) earnings per share: basic and diluted	(0.53)	0.08	0.11	(0.08)	0.06	0.02	—	—	—	(0.34)

Year Ended December 31, 2021
Gross profit	$45,724	$1	$—	$—	$—	$—	—	$—	—	$45,725
Selling and marketing expenses	11,581	(901)	—	—	—	—	—	—	—	10,680
Research and development expenses	26,197	(965)	—	—	—	—	—	—	—	25,232
General and administrative expenses	17,920	(2,981)	—	—	—	—	(322)	(1,668)	(1,000)	11,949
Change in fair value of contingent consideration	12,864	—	—	—	—	—	—		—	—
Amortization of intangible assets	8,100	—	(8,100)	—	—	—	—	—	—	—
Total operating expenses	76,662	(4,847)	(8,100)	—	—	—	(322)	(14,532)	(1,000)	47,861

(Loss) Income before provision for income taxes	(30,828)	4,848	8,100	—	—	—	322	14,532	1,000	(2,026)
Net (loss) income	(31,043)	4,848	8,100	—	—	—	322	14,532	1,000	(2,241)
(Loss) earnings per share: basic and diluted	(0.61)	0.09	0.16	—	—	—	0.01	0.28	0.02	(0.04)
Note: (Loss) earnings per share: basic and diluted - may be impacted by rounding to allow rows to calculate.